UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2006 (April 25, 2006)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Definitive Material Agreement.

Approval of Directors’ Fee Plan

On April 25, 2006, the shareholders of National Penn Bancshares, Inc., at their annual meeting of shareholders, approved the Directors’ Fee Plan previously approved and recommended to shareholders by the National Penn Board of Directors.

The Plan is an amendment and restatement of the Directors’ Fee Plan approved by shareholders in 1997. The purposes of the amendment and restatement are to:

•	Extend the term of the Plan for the period through December 31, 2016; and

•	Make certain amendments in the deferred compensation features of the Plan to conform them to the requirements of the Federal income tax laws, as amended.

Under the Plan, a participant may elect among four alternatives for payment of Board directors’ fees:

•	current cash payment;
•	deferred cash election;
•	current National Penn common stock election; and
•	deferred National Penn common stock election.

The Plan will be administered by the Compensation Committee of the Board of Directors, which is comprised solely of independent outside directors of National Penn.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the text of the Plan itself, which is filed in this Report as Exhibit 10.1. Additional information about the Plan is included in National Penn’s definitive proxy materials dated March 29, 2006, relating to the April 25, 2006 annual meeting of shareholders, as filed with the Securities and Exchange Commission.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

John H. Body retired as a director of National Penn and its principal subsidiary, National Penn Bank, effective at the annual meeting of shareholders held on April 25, 2006. Mr. Body will serve as Director Emeritus.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits.

10.1 National Penn Bancshares, Inc. Directors’ Fee Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	April 26, 2006	By:	/s/ Wayne R. Weidner
			Name:	Wayne R. Weidner
			Title:	Chairman and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	National Penn Bancshares, Inc. Directors’ Fee Plan.